EXHIBIT 4.1


                            SUBSCRIPTION CERTIFICATE

------------------- ------------------------------------------ -----------------
Certificate No.:    THE TERMS AND CONDITIONS OF THE RIGHTS
                    OFFERING ARE SET FORTH IN THE COMPANY'S
                    PROSPECTUS, DATED _____ __, 2002 (THE
                    "PROSPECTUS"), AND ARE INCORPORATED        Certificate for
                    HEREIN BY REFERENCE. COPIES OF THE
                    PROSPECTUS ARE AVAILABLE UPON REQUEST
                    FROM COMPUTERSHARE TRUST COMPANY OF NEW
                    YORK, THE SUBSCRIPTION AGENT.              Rights
------------------- ------------------------------------------ -----------------



                              GRUBB & ELLIS COMPANY
              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                            SUBSCRIPTION CERTIFICATE

           EVIDENCING NON-TRANSFERABLE SUBSCRIPTION RIGHTS TO PURCHASE

              ONE SHARE OF COMMON STOCK, PAR VALUE $0.01 PER SHARE

                    SUBSCRIPTION PRICE: $ __. __ __ PER SHARE

VOID IF NOT EXERCISED BEFORE 5:00 P.M., NEW YORK CITY TIME ON _______ __, 2002. REGISTERED OWNER:


---------------------------------------------------------- ---------------------
THIS CERTIFIES  THAT the  registered  owner whose name is   THE SUBSCRIPTION
inscribed   herein  is  the   owner  of  the   number  of   RIGHTS EVIDENCED
Subscription  Rights set forth  above.  EACH WHOLE  RIGHT   BY THIS SUBSCRIPTION
ENTITLES  THE OWNER TO  SUBSCRIBE  FOR AND  PURCHASE  ONE   CERTIFICATE  ARE
WHOLE SHARE of Common  Stock,  par value $0.01 per share,   NOT TRANSFERABLE.
of Grubb & Ellis Company, a Delaware corporation,  on the   SUCH SUBSCRIPTION
terms  and  subject  to the  conditions  set forth in the   RIGHTS MAY NOT BE
Prospectus and the  instructions  relating  hereto on the   EXERCISED UNLESS
reverse side hereof.  The  non-transferable  Subscription   THE REVERSE SIDE
Rights  represented by this Subscription  Certificate may   HEREOF IS COMPLETED
be exercised by completing  Section 1 of the reverse side   AND SIGNED.
hereof. Special delivery instructions may be specified by
completing Section 2 on the reverse side hereof.
---------------------------------------------------------- ---------------------

Dated: February __, 2002

---------------------------------------            ---------------------------
  Barry M. Barovick                                Robert J. Walner
  President and Chief Executive Officer            Corporate Secretary


COUNTERSIGNED
COMPUTERSHARE TRUST COMPANY OF NEW YORK
SUBSCRIPTION AGENT


AUTHORIZED SIGNATURE

SECTION 1 - EXERCISE AND SUBSCRIPTION

      The undersigned irrevocably exercises Subscription Rights to subscribe for whole shares of Common Stock, par value $0.01 per share, as indicated below (one full Subscription Right will entitle the holder to purchase one whole share of Common stock) on the terms and subject to the conditions specified in the Prospectus dated _________, 2002, the receipt of which is hereby acknowledged.

      (a) Number of shares subscribed for pursuant to the Basic Subscription Privilege:_______________

      (b) Number of shares subscribed for pursuant to the Over-Subscription Privilege:_______________

      YOU MAY NOT EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE UNLESS YOUR BASIC SUBSCRIPTION PRIVILEGE HAS BEEN EXERCISED IN FULL.

      (c) Total Subscription Price (total number of shares subscribed for pursuant to both the Basic Subscription Privilege and the Over-Subscription Privilege multiplied by the Subscription Price of $ __.__ __ share):
________________________

METHOD OF PAYMENT (CHECK ONE)

|_| Uncertified check. PLEASE NOTE THAT FUNDS PAID BY UNCERTIFIED PERSONAL CHECK MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR. ACCORDINGLY, SUBSCRIPTION RIGHTS HOLDERS WHO WISH TO PAY THE PURCHASE PRICE BY MEANS OF AN UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED BY THE SUBSCRIPTION AGENT AND CLEARS THE BANKING SYSTEM BY SUCH TIME. TO AVOID THE DELAY CAUSED BY THE CLEARANCE PROCESS, YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED OR BANK CHECK, BY MONEY ORDER OR BY WIRE TRANSFER OF IMMEDIATELY AVAILABLE FUNDS.

|_| Certified check or bank draft (cashier's check) drawn on a U.S. bank or money order, payable to Computershare Trust Company of New York, as Subscription Agent.

|_| Wire transfer of immediately available funds directed to the account maintained by Computershare Trust Company of New York, Subscription Agent for Grubb & Ellis Company at Harris Trust & Savings Bank, ABA #071000288, Account No. __________.

      If the amount enclosed or transmitted is not sufficient to pay the purchase price for all share(s) of Common Stock that are stated to be subscribed for, or if the number of share(s) of Grubb & Ellis Company Common Stock being subscribed for is not specified, the number of share(s) of Grubb & Ellis Company Common Stock subscribed for will be assumed to be the maximum number that could be subscribed for upon payment of such amount. If the amount enclosed or transmitted exceeds the purchase price for all share(s) of Grubb & Ellis Company Common Stock that the undersigned has the right to subscribe for (such excess amount, the "Subscription Excess"), the Subscription Agent will return the Subscription Excess to the subscriber without interest or deduction.


SECTION 2 -SPECIAL  ISSUANCE OR DELIVERY  INSTRUCTIONS FOR  SUBSCRIPTION  RIGHTS
HOLDERS:

      (a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Issue Shares to _________________________ Soc. Sec. #/Tax ID #: ________________

Address: ______________________________________________________________________

      (b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that shown above. See the Instructions. DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

Name: __________________________________________________________________________

Address: _______________________________________________________________________


ACKNOWLEDGEMENT - THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

      I/We acknowledge receipt of the Prospectus dated ____________ and understand that after delivery of this Certificate together with payment to the Subscription Agent for Grubb & Ellis Company, I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct.

      The signature below must correspond with the name of the registered holder exactly as it appears on the books of Grubb & Ellis Company transfer agent without any alteration or change whatsoever.

Signature(s) of Registered Holder: _____________________ Date: ___________, 2002

________________________________________________________ Date: ___________, 2002

      If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the Instructions.


Name:____________________ Capacity: _____________ Soc. Sec. #/Tax ID ___________

Address: _____________________________________________ Phone: __________________


                            GUARANTEE OF SIGNATURE(S)

      All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. See the Instructions.



Authorized Signature:                             Name of Firm:

________________________________________________  ______________________________


Name:___________________________________________  Title: _______________________

Address: _______________________________________  Phone: _______________________

      YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARE DELIVERED TO AN ADDRESS OTHER THAN YOUR OWN OR TO A SHAREHOLDER OTHER THAN YOURSELF.

                             INSTRUCTIONS FOR USE OF
                              GRUBB & ELLIS COMPANY
                            SUBSCRIPTION CERTIFICATES


      The following instructions relate to a rights offering (the "Rights Offering") by Grubb & Ellis Company, a Delaware corporation (the "Company"), to the holders of its common stock, par value $0.01 per share ("Common Stock"), as described in Grubb & Ellis Company's prospectus dated February __, 2002 (the "Prospectus"). Holders of record of Common Stock, at the close of business on February 25, 2002 (the "Record Date") will receive one (1) non-transferable subscription right (the "Subscription Rights") for each _______ shares of Common Stock held by them as of the close of business on the Record Date. An aggregate of _________ Subscription Rights exercisable to purchase an aggregate of _________ shares of the Common Stock of Grubb & Ellis Company are being distributed in connection with the Rights Offering. Each Subscription Right is exercisable, upon payment of $ __ in cash (the "Subscription Price"), to purchase one share of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each Subscription Right also carries the right to subscribe at the Subscription Price for a limited number of additional shares of Common Stock equal to the greater of (A) fifty percent (50%) of the number of full rights received and (B) 100 shares (to the extent available, and subject to proration) (the "Over-Subscription Privilege"). See "The Rights Offering" in the Prospectus.

      No fractional Subscription Rights or cash in lieu thereof will be issued or paid. The total number of Subscription Rights issued to each stockholder will be rounded down to the nearest full Subscription Right.

      The Subscription Rights will expire at 5:00 p.m., New York City Time, on _____ __, 2002 (as it may be extended, the "Expiration Date").

      The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

      THE SUBSCRIPTION AGENT MUST RECEIVE YOUR SUBSCRIPTION CERTIFICATE OR YOUR NOTICE OF GUARANTEED DELIVERY ON OR BEFORE THE EXPIRATION DATE. SEE "PROCEDURES FOR GUARANTEED DELIVERY" BELOW. IN ADDITION, THE SUBSCRIPTION AGENT MUST RECEIVE PAYMENT OF THE SUBSCRIPTION PRICE, INCLUDING FINAL CLEARANCE OF ANY CHECKS, FOR ALL SUBSCRIPTION RIGHTS EXERCISED, INCLUDING OVER-SUBSCRIPTION SHARES, ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

      1. SUBSCRIPTION PRIVILEGES. To exercise Subscription Rights, properly complete and execute your Subscription Certificate and send it, together with payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the
Over-Subscription Privilege, to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail, by hand delivery or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT BE ACCEPTED AND WILL NOT CONSTITUTE VALID DELIVERY. All payments must be made in United States dollars  by  (i)  check  or  bank draft  (cashier's  check) drawn on a U.S. bank or money order payable to Computershare Trust Company of New York, as Subscription Agent or (ii) wire transfer of immediately available funds. Banks, brokers, trusts, depositaries or other nominee holders of the Subscription Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and the Company on a Nominee Holder Certification Form, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Subscription Rights that have been exercised, and the number of shares of Common Stock that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Subscription Rights on whose behalf such nominee holder is acting.

      ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by the Subscription Agent only upon (a) the clearance of any uncertified check or
(b) the receipt by the Subscription Agent of any certified check or bank draft (cashier's check) drawn on a U.S. bank, money order or immediately available funds transferred through a wire transfer. IF PAYING BY UNCERTIFIED CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR FOLLOWING RECEIPT BY THE SUBSCRIPTION AGENT. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED CHECKS ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT THE SUBSCRIPTION AGENT RECEIVES CLEARED PAYMENT BY SUCH DATE. YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF A CERTIFIED CHECK, BANK DRAFT (CASHIER'S CHECK) MONEY ORDER OR WIRE TRANSFER.

      PROCEDURES FOR GUARANTEED DELIVERY. You may deliver a written guarantee substantially in the form available from the Subscription Agent (the "Notice of Guaranteed Delivery") of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, to the Subscription Agent on or prior to the Expiration Date guaranteeing delivery of your properly completed and executed Subscription Certificate within three New York Stock Exchange trading days following the date of the execution of the Notice of Guaranteed Delivery. If this procedure is followed, the Subscription Agent must receive your Subscription Certificate within three New York Stock Exchange trading days of the date of execution of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number indicated below. Banks, brokers and other nominee holders of Subscription Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and to Grubb & Ellis Company as to the aggregate number of shares of Common Stock that are being subscribed for under the Basic Subscription Privilege, and the number of shares of Common Stock that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Subscription Rights on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Over-Subscription Privilege) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner. If more shares are subscribed for pursuant to the Over-Subscription Privilege than are available for purchase, shares will be allocated among beneficial owners exercising the Over-Subscription Privilege as follows first to holders of less than ___ rights so that these holders may subscribe for [__] shares (or the next higher multiple of 10 shares) and thereafter pro rata among all holders.

      CONTACTING THE SUBSCRIPTION AGENT. The address, telephone and facsimile numbers of the Subscription Agent, Computershare Trust Company of New York, are as follows:

            If by Hand Delivery or Overnight Delivery:

                       Computershare Trust Company of New York
                       Wall Street Plaza
                       88 Pine Street, 19th Floor
                       New York, New York 10005
                       Telephone:  (212) 701-7624
                       Facsimile:  (212) 701-7636

         If by First Class Mail or Registered Mail:

               Computershare Trust Company of New York
               Wall Street Station
               P.O. Box 1010
               New York, New York 10268-1010
               Telephone:  (212) 701-7624
               Facsimile:  (212) 701-7636

      PARTIAL EXERCISES; EFFECT OF OVER- AND UNDERPAYMENTS. If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights only if the Subscription Agent receives your Subscription Certificate no later than 5:00 p.m., New York City Time on the fifth (5th) business day prior to the Expiration Date. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereby. If you have not indicated the number of Subscription Rights being exercised, or if you do not deliver the dollar amount sufficient to purchase the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price payment you deliver. To the extent that the dollar amount you deliver exceeds the product of the Subscription Price multiplied by the number of Subscription Rights evidenced by the Subscription Certificate you deliver (such excess being the "Subscription Excess"), you will be deemed to have exercised your Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

      2. DELIVERY OF STOCK CERTIFICATES, ETC. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the reverse side of your Subscription Certificate.

            (a) BASIC SUBSCRIPTION PRIVILEGE. As soon as practicable after the valid exercise of Subscription Rights and the Expiration Date, the Subscription Agent will mail to each exercising Subscription Rights holder certificates representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

            (b)   OVER-SUBSCRIPTION  PRIVILEGE. As soon as practicable after the
Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, and taking into account any delays or extensions in closing the over-subscription purchases, the Subscription Agent will mail to each Subscription Rights holder who validly exercises the Over-Subscription Privilege the number of shares allocated to such Subscription Rights holder pursuant to the Over-Subscription Privilege. See "The Rights Offering" in the Prospectus.

            (c) EXCESS PAYMENTS. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder who exercises the Over-Subscription Privilege any excess funds received (without interest or deduction) in payment of the Subscription Price for shares that are subscribed for but not allocated to such Subscription Rights holder pursuant to the Over-Subscription Privilege.

      3. TO HAVE A SUBSCRIPTION CERTIFICATE DIVIDED INTO SMALLER DENOMINATIONS. To have a Subscription Certificate divided into certificates for smaller numbers of Subscription Rights, send your Subscription Certificate, together with complete instructions (including specification of the whole number of Subscription Rights you wish to be evidenced by each new Subscription Certificate) signed by you, to the Subscription Agent, allowing a sufficient amount of time for the Subscription Certificates to be issued and returned so that they can be exercised prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf. As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Subscription Certificates in time to enable you to complete an exercise by the Expiration Date. Neither Grubb & Ellis Company nor the Subscription Agent will be liable to you for any such delays.

      4.    EXECUTION.

            (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

            (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

            (c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Guarantor Institution if you specify special issuance or delivery instructions.

      5. METHOD OF DELIVERY. The method of delivery of Subscription Certificates and the payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure receipt by to the Subscription Agent prior to the Expiration Date.

      6. SPECIAL PROVISIONS RELATING TO THE DELIVERY OF SUBSCRIPTION RIGHTS THROUGH DEPOSITORY FACILITY PARTICIPANTS. In the case of holders of Subscription Rights that are held of record through The Depository Trust Company ("DTC"), exercises of the Basic Subscription Privilege and the Over-Subscription Privilege may be effected by instructing DTC to transfer Subscription Rights from the DTC account of such participant to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.